                                                                Exhibit 10.26

                                    DERMODY
                                   PROPERTIES

                           STANDARD INDUSTRIAL LEASE      For Landlord Use Only:
                                 (NET-NET-NET)               Building #: 228A
                                                                L/A: EGZ


Lease Preparation Date: May 16, 1996

Landlord: Dermody Properties, a Nevada Corporation, located at 1200 Financial Boulevard, P.O. Box 7098, Reno, Nevada 89510

Tenant: Rexall Sundown, Inc., a Florida Corporation

Trade Name (dba): Rexall Sundown, Inc.

1.   LEASE TERMS

          1.01 Premises: The Premises referred to in this Lease contain approximately 65,108 square feet as shown on Exhibit "A" attached. The address of the Leased Premises is: 1430 East Greg Street, Suite 101, Sparks, Nevada 89431.

          1.02 Project: The Project in which the Premises are located consist of approximately 201,295 square feet as shown in Exhibit A.

          1.03 Tenant's Notice Address: Tenant's Notice Address is the address of the Leased Premises as defined in Section 1.01 unless otherwise specified here: 851 Broken Sound Parkway NW, Boca Raton, Florida 33487

          1.04  Landlord's Notice Address: P.O. Box 7098, Reno, Nevada 89510

          1.05 Tenant's Permitted Use: Warehousing, production and distribution of vitamins and consumer health products.

          1.06 Lease Term: The Lease Term is for three (3) years and commences on October 1, 1996, and expires September 30, 1999.

          1.07 Base Monthly Rent: TWENTY-ONE THOUSAND, FOUR HUNDRED EIGHTY-FIVE AND 64/100 DOLLARS ($21,485.64) in lawful money of the United States of America. Adjustments to the Base Monthly Rent shall be made N/A.

          1.08 Security Deposit: TWENTY-FOUR THOUSAND, SEVEN HUNDRED FORTY-ONE AND 04/100 DOLLARS ($24,741.04) in lawful money of the United States of America.

          1.09 Proportionate Share: Tenant's Proportionate Share is 32.34% based upon the total square footage of the Project and the square footage of the Premises.

          1.10 Index: The Index for calculating cost of living adjustments in the Consumer Price Index shall be the All Urban Consumers, U.S. City Average (1982/84=100).

          1.11 Tenant is entitled to common vehicle parking spaces subject to the provisions of Section 8 of the Lease.

          1.12 Tenant Improvements: Tenant Improvements to be performed in the Premises, if any, will be performed in accordance with the terms and provisions entitled "Landlord's Work" contained in Exhibit "B" attached if applicable. Thereafter during the Lease Term, Landlord will be under no obligation to alter, change, decorate or improve the Premises.

2.   DEMISE AND POSSESSION

          2.01 Landlord leases to Tenant and Tenant leases from Landlord the Premises described in 1.01. By entering the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition subject to any additional work Landlord has agreed to do as stated on Exhibit B if applicable. Landlord expressly reserves its right to lease any other space available in the Project to whom ever it wishes, further Tenant hereby acknowledges that it did not rely on any other tenant remaining a tenant in the Project as a consideration for entering into this Lease.

          2.02 If for any reason Landlord cannot deliver possession of the Premises on the date the Lease commences, Landlord shall not be subject to any liability nor shall the validity of this Lease be affected. If Tenant has not caused such delay there shall be a proportionate reduction of the Base Monthly Rent covering the period between the commencement of the Lease Term and the date when Landlord can deliver possession. However, Tenant, unless it is the cause of the delay, has the right to cancel this Lease by written notification if possession of the Premises is not delivered within ninety (90) days of the date the Lease Term commences. Landlord may terminate this Lease by giving written notice to Tenant if possession of the Premises is not delivered within one hundred eighty (180) days of the date the lease is to commence.

3.   BASE MONTHLY RENT

          3.01 Base Monthly Rent: On the first day of every calendar month of the Lease Term commencing October 1, 1996, Tenant will pay, without deduction or offset, prior notice or demand, Base Monthly Rent at the place designated by Landlord. However, the first month's rent is due and payable upon execution of this Lease. In the event, that the Term of this Lease commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent shall be due upon execution and it will be calculated using a thirty (30) day month. In the event this Lease is to commence upon a date not ascertained on execution, both parties agree to complete and execute a Commencement Date Certificate in the form of Exhibit "E" within ten (10) days of the Commencement Date, if applicable.

        3.03 Any installment of rent or any other charge payable which is not paid within ten (10) days after it becomes due will be considered past due and Tenant will pay to Landlord as Additional Rent a late charge equal to the product of the variable Prime Rate "Prime", plus six percent (6%) per annum as charged by Bank of America, Nevada; times the amount of such installment amount due, or eighteen percent (18%) per annum of such installment or the sum of twenty-five dollars ($25.00), whichever is greater, for each month or fractional month transpiring from the date due until paid. A twenty-five dollar ($25.00) handling charge will be paid by Tenant to Landlord for each returned check and, thereafter, Tenant will pay all future payments of rent or other charges due by money order or cashier's check. In the event a late charge is assessed for three (3) consecutive rental periods, whether or not it is collected, the rent shall without further notice become due and payable quarterly in advance notwithstanding any provision this Lease to the contrary. If Tenant shall be served with a demand for the payment of past due rent, any payments tendered thereafter to cure any default by Tenant shall be made only by cashier's check.

        3.04 The amount of the Base Monthly Rent includes projected construction of Tenant's improvements as indicated on Exhibit "B" attached. In the event that Tenant requests Landlord to construct additional improvements and/or final construction costs exceed original estimates, such costs or expenses upon itemized notice by Landlord, shall be paid by Tenant to Landlord, or Landlord may increase the Base Monthly Rent according to the terms and conditions outlined on Exhibit "B", or elsewhere in this Lease.

4.  COMMON AREAS

        4.01 Definitions: "Common Areas: "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other lessees of the Project and their respective employees, agents, customers and invitees. Common Areas include, but are not limited to: all parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, corridors, landscaped areas and any restrooms used in common by lessees.

        4.02 Tenant, its employees, agents, customers and invitees have the non-exclusive right (in common with other Tenants, Landlord, and any other person granted use by Landlord) to use of the Common Areas. Tenant agrees to abide by and conform to, and to cause its employees, agents, customers and invitees to abide by and conform to all rules and regulations established by Landlord subject to provisions of paragraph 24.

        4.03 Landlord has the right, in its sole discretion, from time to time, to: 1) make changes to the Common Areas, including without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors parking areas and walkways; 2) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; 3) add additional buildings and improvements to the Common Areas; 4) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; do and perform any other acts or make any other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgement, deem to be appropriate.

5.  ADDITIONAL RENT

        5.01 All charges payable by Tenant other than Base Monthly Rent are called "Additional Rent". Unless this lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent and is subject to the provisions of 3.03. The term "rent" whenever used in this Lease means Base Monthly Rent and Additional Rent.

        5.02    Operating Costs

          A. "Operating Costs" are all costs and expenses of ownership, operation, maintenance, management, repair and insurance incurred by Landlord for the Project including, bit not limited to the following: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Common Areas; all utilities, including but not limited to: water, electricity, gas, heating, lighting, sewer, waste disposal related to the maintenance or operation of the Common Areas; all air-conditioning and ventilating costs related to the maintenance or operation of the Project; all Landlord's costs in managing, maintaining, repairing, operating and insuring the Project, including, for example, clerical, supervisory, and janitorial staff; all maintenance, management and service agreements, including but not limited to, janitorial, security, trash removal related to the maintenance or operation of the Project; all legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project; all insurance premiums and costs of fire, casualty, and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Entire Project, including any deductible for a loss attributable to the Premises; all operation, maintenance and repair costs to the Common Areas, including but not limited to, sidewalks, walkways, parkways, parking areas, loading and unloading areas, trash areas, roadways, driveways, corridors, and landscaped area, including for example, costs of resurfacing and restriping parking areas; all maintenance and repair costs of building exteriors (including painting, asphalt repair and replacement and roof maintenance, repair and replacement), restrooms used in common by Tenants and signs and directories of the Project; amortization (along with reasonable financing charges) of capital improvements made to the Common Areas which may be required by any government authority or which will improve the operating efficiency of the Project; a reasonable reserve for repairs and replacement; a five percent (5%) fee for Landlord's supervision of the Common Areas (five percent (5%) of the total above mentioned costs and expenses incurred in a calender year). Operating Costs will not include depreciation of the Project.

          B. Tenant shall pay to Landlord Tenant's Proportionate Share of the Operating Costs as indicated in 1.09. If there is a change in the square footage of either the Project or the Premises during the term of this Lease the Proportionate Share of the Tenant shall be adjusted accordingly. Such payment shall be paid by Tenant with and in addition to the monthly payment of Base Monthly Rent. Tenant shall, if Landlord so elects, pay to Landlord on a monthly basis, in advance, the amount which Landlord reasonably estimates to be Tenant's Proportionate Share of the Operating Costs. In the event of such election by Landlord, Landlord shall periodically determine Tenant's share of the actual Operating Costs, and in the event that the amount which Tenant has paid to Landlord on account of the estimated Operating Costs is less than his share of such actual Operating Costs, Tenant shall pay such difference to Landlord on the next rent payment date. In the event that Tenant has paid to Landlord more than his share of such actual Operating Costs, the amount of such difference shall be credited against Tenant's payments of Operating Costs next due or if such period is at the end of the Lease term the amount of any overpayment shall be promptly refunded to Tenant.

          C. Failure by Landlord to provide Tenant with a statement by April 1st of each year shall not constitute a waiver by Landlord of its right to collect Tenant's share of Operating Costs or estimates for a particular calendar year, Landlord's right to charge Tenant for such expenses in subsequent years is not waived.

        5.03    Taxes

          A. "Real Project Taxes" are: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Project; (ii) any tax or fee on Landlord's right to receive, or the receipt of, rent or income from the Project or against Landlord's business of leasing the Project, (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency;
(iv) any tax imposed upon this transaction, or based upon a re-assessment of the Project due to a change in ownership or transfer of all of part or Landlord's interest in the Project; (v) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition on real property tax; and (vi) the Landlord's cost of any tax protest relating to any of the above. Real Project Taxes do not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

          B. Tenant shall pay to Landlord Tenant's Proportionate Share of the Real Project Taxes as indicated in 1.09. Such payment shall be paid by Tenant annually upon being invoiced for such taxes in addition to the monthly payment of Base Monthly Rent. Tenant shall, if Landlord so elects, pay to Landlord on a monthly basis, in advance, the amount which Landlord reasonably estimates to be Tenant's Proportionate Share of the Real Project Taxes. In the event of such election by Landlord, Landlord shall periodically determine Tenant's share of the actual Real Project Taxes, and in the event that the amount which Tenant has paid to Landlord on account of the Real Project Taxes is less than his share of such actual Real Project Taxes, Tenant shall pay such difference to Landlord on the next rent payment date. In the event that Tenant has paid to Landlord more than his share of such actual Real Project Taxes, the amount of such difference shall be credited against Tenant's payment of Real Project Taxes next due. If the Lease term is expired then Landlord shall promptly refund any overpayment to Tenant.

          C. Personal Property Taxes: Tenant will pay all taxes charged against trade fixtures, furnishing, equipment or any other personal property belonging to Tenant. Tenant will have personal property taxes billed separately from the Project. If any of Tenant's personal property is taxed with the Project, Tenant will pay Landlord the taxes for the personal property upon demand by Landlord.

        5.04 Based on Tenant's Proportionate Share defined in 1.09, Tenant agrees to pay as Additional Rent to Landlord its share of any parking charges, utility surcharges, occupancy taxes, or any other costs resulting from the statutes or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, or any part thereof.

        5.05 Landlord by completing this paragraph may elect to have Tenant pay a monthly estimate of the Additional Rent due from Tenant of 5 cents per square foot, i.e. THREE THOUSAND TWO HUNDRED FIFTY-FIVE AND 40/100 DOLLARS ($3,255.40). Landlord shall make adjustments to this estimate based upon actual costs and projected future costs. Landlord shall periodically determine the balance between actual Additional Rent and Additional Rent paid by Tenant and make adjustments in accordance with 5.02 and 5.03 above.

6.  SECURITY DEPOSIT

        6.01 If Tenant defaults with respect to any provision of this Lease, Landlord may retain, use or apply all or any part of the Security Deposit to compensate Landlord for any loss or damage suffered by Tenant's default including but not limited to, the payment of Base Monthly Rent, Additional Rent or other rental sums due, and for payment of amounts Landlord is obligated to spend by reason of Tenant's default. If any portion is so retained, used or applied, Tenant, upon demand, will deposit with Landlord an amount sufficient to restore the deposit to its original amount, as adjusted per 3.02, except as otherwise provided by law. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest on it. If Tenant fully and faithfully performs every provision of this Lease, the Security Deposit or a balance thereof will be returned to Tenant within 30 days after the expiration of this Lease or any renewals of this Lease. In no event will Tenant have the right to apply any part of the Security Deposit to any rents payable under this Lease.

7.  USE OF PREMISES; QUIET CONDUCT

        7.01 The Premises may be used and occupied only for Tenant's Permitted Use as shown in 1.05 and for no other purpose, without obtaining Landlord's prior written consent. Tenant will comply with all laws, ordinances, orders and regulations affecting the Premises. Tenant will not perform any act or carry on any practices that may injure the Project or the Premises or be a nuisance or menace, or disturb the quiet enjoyment of other lessees in the Project including but not limited to equipment which causes vibration, use or storage of chemicals, or heat or noise which is not properly insulated. Tenant will not cause, maintain or permit any outside storage on or about the Premises. In addition, Tenant will not allow any condition or thing to remain on or about the Premises which diminishes the appearance or aesthetic qualities of the Premises and/or the Project or the surrounding property. The keeping of a dog or other animal on or about the Premises is expressly prohibited.

        7.02    As used in this section, the term "Hazardous Waste" means:

          A. Those substances defined as "hazardous substances", "hazardous materials", "toxic substances", "regulated substances", or "solid waste" in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et. seq., as now existing or hereafter amended ("TSCA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C Section 9601 et. seq., as now existing or hereafter amended ("CERCLA"), the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq., as now existing or hereafter amended ("RCRA"), the Federal Hazardous Substances Act, 15 U.S.C.
Section 1261 et. seq., as now existing or hereafter amended ("FHSA"), the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et. seq., as now existing or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et. seq., as now existing or hereafter amended ("HMTA"), and the rules and regulations now in effect or promulgated hereafter pursuant to each law referenced above;

          B. Those substances defined as "hazardous waste", hazardous material", or "regulated substances" in Nev. Rev. Stat. ch 459, 1989 Nev. Stat. ch. 598 and 1989 Nev. Stat. ch 363, or in the regulations now existing or hereafter promulgated pursuant thereto or in the Uniform Fire Code, 1988 edition;

        C. Those substances listed in the United States Department of Transportation table (49 CFR Section 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

        D. Such other substances, mixtures, materials and waste which are regulated under applicable local, state, or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations(all laws, rules and regulations referenced in paragraphs (a), (b), (c) and (d) are collectively referred to as "Environmental Laws").

        7.03 Tenant's Covenants. Tenant does not intend to and Tenant will not, nor will Tenant allow any other person (including partnerships, corporations and joint ventures), during the term of this Lease to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Waste in, under or on the Project, the Common Areas, or any property adjacent thereto.

        A. Tenant shall notify Landlord promptly in the event of any spill or release of Hazardous Waste into, on, or onto the Project regardless of the source of spill or release, whenever Tenant knows or suspects that such a release occurred.

        B. Tenant will not be involved in operations at or near the Project which could lead to the imposition on the Tenant or the Landlord of liability or the creation of a lien on the Project, under the Environmental Laws.

        C. Tenant shall, upon twenty-four (24) hour prior notice by Landlord, permit Landlord or Landlord's agent access to the Project to conduct an environmental site assessment with respect to the Project.

        7.04 Indemnity. Tenant for itself and its successors and assigns undertakes to protect, indemnify, save and defend Landlord, its agents, employees, directors, officers, shareholders, affiliates, consultants, independent contractors, successors and assigns (collectively the "Indemnitees") harmless from any and all liability, loss, damage and expense, including reasonable attorneys' fees, claims, suits and judgments that Landlord or any other Indemnitee, whether as Landlord or otherwise, may suffer as a result of, or with respect to:

        A. The violation by Tenant to Tenant's agents, employees, invitees, licensees or contractors of any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

        B. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors any spill or release of or the presence of any Hazardous Waste affecting the Project whether or not the same originates or emanates from the Project or any contiguous real estate, including any loss of value of the Project as a result of a spill or release of or the presence of any Hazardous Waste;

        C. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors any other matter affecting the Project within the jurisdiction of the United States Environmental Protection Agency, the Nevada State Environmental Commission, the Nevada Department of Conservation and Natural Resources, or the Nevada Department of Commerce, including costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of Nevada, or any Indemnitee;

        D. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law; and

        E. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

        7.05 Remedial Acts. In the event of any spill or release of or the presence of any Hazardous Waste affecting the Project, caused by Tenant, its employees, agents, invitees, licensees, or contractors, whether or not the same originates or emanates from the Project or any contiguous real estate, and/or if Tenant shall fail to comply with any of the requirements of any Environmental Law, Landlord may, without notice to Tenant, at its election, but without obligation so to do, gives such notices and/or cause such work to be performed at the Project and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy said spill or release of Hazardous Waste or cure said failure of compliance and any amounts paid as a result thereof, together with interest at the rate equal to the product of the variable Prime Rate "Prime", plus six percent (6%) per annum as charged by Bank of America, Nevada; times the amount of such installment amount due, or eighteen percent (18%) per annum of such installment or the sum of twenty-five dollars ($25.00), whichever is greater, for each month or fractional month transpiring from the date due until paid.

        7.06 Settlement. Landlord upon giving Tenant ten (10) days prior notice, shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication under the belief that it is liable therefor, whether liable or not, without the consent or approval of Tenant unless Tenant within said ten (10) day period shall protest in writing and simultaneously with such protest deposit with Landlord collateral satisfactory to Landlord sufficient to pay and satisfy any penalty and/or interest which may accrue as a result of such protest and any judgment or judgments as may result, together with attorney's fees and expenses, including, but not limited to, environmental consultants.

8.  PARKING

        8.01 Tenant and Tenant's customers, suppliers, employees, and invitees have the non-exclusive right to park in common with other lessees in the parking facilities as designated by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other lessees in the use of the parking facilities. Landlord reserves the right to, on an equitable basis, assign specific spaces with or without charge to Tenant as Additional Rent, make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

9.  UTILITIES

        9.01 Tenant will be responsible for and shall pay for all water, gas, heat, light, power, sewer, electricity, or other services metered, chargeable to or provided to the Premises separate from and in addition to the costs outlined in Section 5.02 dealing with the utility costs for Common Area Maintenance. Landlord reserves the right to install separate meters from any such utility.

        9.02 Landlord will not be liable or deemed in default to Tenant nor will there be any abatement of rent for any interruption or reduction of utilities or services not caused by any act of Landlord or any act reasonably beyond Landlord's control. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of enacted laws or ordinances.

        9.03 Tenant will contract and pay for all telephone and such other services for the Premises subject to the provisions of 10.03.

10.  ALTERATIONS, MECHANIC'S LIENS

        10.01 Tenant will not make any alterations to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's consent shall be contingent upon Tenant providing
Landlord with the following items or information, all subject to Landlord's approval: (i) Tenant's contractor, (ii) certificates of insurance by Tenant's contractor for commercial general liability insurance with limits not less than $2,000,000 General Aggregate, $1,000,000 Products/Complete Operations Aggregate, $1,000,000 Personal & Advertising Injury, $1,000,000 Each Occurrence, $50,000 Fire Damage, $5,000 Medical Expense, $1,000,000 Auto Liability (Combined Single Limit, including Hired/Non-Owned Auto Liability), Workers Compensation, including Employer's Liability, as required by state statute endorsed to show Landlord as an additional insured and for worker's compensation as required and
(iii) detailed plans and specifications for such work. Tenant agrees that it will have its contractor execute a waiver of mechanic's lien and that Tenant will remove any mechanic's lien placed against the Project within ten (10) hays of receipt of notice of lien. In addition, before alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the alterations begin, Tenant will diligently and continuously pursue their completion. At Landlord's option, any alterations may become part of the realty and belong to Landlord. If requested by Landlord, Tenant will pay, prior to the commencement of the construction, an amount determined by Landlord necessary to cover the costs of demolishing such alterations and/or the cost of returning the Premises to its condition prior to such alterations. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such alterations, to ensure Landlord against any liability for mechanic's and materialmen's liens and to ensure completion of work. Tenant, at Landlord's option, shall at Tenant's expense remove all alterations and repair all damage to the Premises.

        10.02 Notwithstanding anything in 10.01, Tenant may, with written consent of Landlord, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of its Lease provided the Premises are not damaged by their removal.

        10.03 Any private telephone systems and/or other related telecommunications equipment and lines must be installed within Tenant's Premises and, upon termination of this Lease removed and the Premises restored to the same condition as before such installation.

        10.04 Tenant will pay all costs for alterations and will keep the Premises, the Project and the underlying property free from any liens arising out of work performed for, materials furnished to or obligation incurred by Tenant.

        10.05 Landlord will have the right to construct or permit construction of tenant improvements in or about the Project for existing and new Tenants and to alter any public areas in and around the Project. Notwithstanding anything which may be contained in this Lease, Tenant understands this right of Landlord and agrees that such construction will not be deemed to constitute a breach of this Lease by Landlord and Tenant waives any such claim which it might have arising from such construction.

11.  FIRE INSURANCE: HAZARD AND LIABILITY INSURANCE

        11.01 Except as expressly provided as Tenant's Permitted Use, or as otherwise consented to by landlord in writing, Tenant shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Project and shall, at its sole cost and expense, comply with any requirements, pertaining to Premises, of any insurance organization insuring the Project and Project-related apparatus. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or other use consented to by Landlord which increases Landlord's premiums or requires extended coverage by Landlord to insure the Premises.

        11.02 Tenant, at all times during the term of this Lease and at Tenant's sole expense, will maintain a policy of standard fire and extended coverage insurance with "all risk" coverage on all Tenant's improvements and alterations in or about the Premises and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from this policy will be used by Tenant for the replacement of personal property and equipment and the restoration of Tenant's improvements and/or alterations. This policy will contain an express waiver, in favor of Landlord, of any right of subrogation by the insurer.

        11.03 Tenant, at all times during the term on this Lease and at Tenant's sole expense, will maintain a policy of commercial general liability coverage with limits of not less than $2,000,000 combined single limit for bodily injury and property damage insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises.

        11.04 All insurance will name Landlord and/or Landlord's designated partners and affiliates as an additional insured and will include an express waiver of subrogation by the insurer in favor of Landlord and Tenant and will release Landlord from any claims for damage to any person, to the Premises, and to the Project, and to Tenant's personal property, equipment, improvements and alterations in or on the Premises of the Project, caused by or resulting from risks which are to be insured against by Tenant under this Lease. All insurance required to be provided by Tenant under this Lease will (a) be issued by an insurance company authorized to do business in the state in which the Premises are located and which has and maintains a rating of A/X in the Best's Insurance Reports or the equivalent, (b) be primary and noncontributing with any insurance carried by Landlord, and (c) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord before cancellation or change in coverage, scope or limit of any policy. Tenant will deliver a certificate of insurance or a copy of the policy to Landlord with thirty (30) days of execution of this Lease and will provide evidence of renewed insurance coverage at each anniversary, and prior to the expiration of any current policies; however, in no event will Tenant be allowed to occupy the Premises before providing adequate and acceptable proof of insurance as stated above. Tenant's failure to provide evidence of this coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

12.  INDEMNIFICATION AND WAIVER OF CLAIMS

        12.01 Tenant waives all claims against Landlord for damage to any property in or about the Premises and for injury to any persons, including death resulting therefrom, regardless of cause or time of occurrence, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant will defend, indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, expenses, damages and liabilities, including attorney's fees, arising out of, without limitation, any failure of Tenant to comply fully with all of the terms and conditions of this Lease except for any damage or injury which is the direct result of gross negligence or intentional misconduct by Landlord, its employees, agents, visitors, or licensees.

13.  REPAIRS

        13.01 Tenant shall, at its sole expense, keep and maintain the Premises and every part thereof (excepting common use equipment, which Landlord agrees to repair or replace pursuant to Section 5.02 unless damages are due to the neglect or intentional acts of Tenant or its agents, employees, visitors, or licensees), including interior windows, skylights, doors, plate glass, any store fronts and the interior of the Premises, in good and sanitary order, condition and repair. Tenant will, also, at its sole cost keep and maintain all utilities, fixtures, plumbing and mechanical equipment used by Tenant in good order and repair and furnish all expendables (light bulbs, paper goods, soaps, etc.) used in the Premises. The standard for comparison and need of repair will be the condition of the Premises at the time of commencement of this Lease and all repairs will be made by a licensed and bonded contractor approved by Landlord.

        13.02 Tenant will not make repairs to the Premises at the cost of Landlord whether by deductions of rent or otherwise, or vacate the Premises or terminate the Lease if repairs are not made. If during the Term, any alteration, addition or change to the Premises is required by legal authorities, Tenant, at its sole expense, shall promptly make the same. The cost of any such capital improvements made by landlord shall be amortized over the useful life thereof in accordance with generally accepted accounting principles and included within the Operating Costs. In such case, Tenant shall reimburse Landlord for its Proportionate Share of the current monthly portion of such amortized costs pursuant to Section 5.02. Landlord reserves the right to make any such repairs or to otherwise maintain the Premises if such repairs or maintenance are required to be performed by Tenant hereunder and if such repairs are not made or the Premises are not maintained in good condition by Tenant and Tenant shall reimburse Landlord for all such costs upon demand.

        13.03 If repairs deemed necessary by Landlord or any government authority are not made by Tenant within the prescribed time frame as requested in writing, Tenant shall be in default of this Lease.

        13.04 Tenant shall, at its own expense, within thirty days of lease commencement, contract with a vendor acceptable to Landlord for the maintenance service of the HVAC which will be furnished to the Landlord upon request. If Tenant fails to obtain and maintain such a maintenance service contract Landlord shall have the right to obtain such a maintenance service contract at the expense of Tenant.

14.  AUCTIONS, SIGNS, AND LANDSCAPING

        14.01 Tenant will not conduct or permit to be conducted any sale by auction on the Premises. Landlord will have the right to control landscaping and approve the placement, size, and quality of signs. Tenant will not make alterations or additions to the landscaping and will not place any signs nor allow the placement of any signs, which are visible from the outside, on or about any building of the Project, nor in any landscape area, without the prior written consent of Landlord. Landlord will have the right in its sole discretion to withhold its consent. Any signs not in conformity with this Lease may be removed by Landlord at Tenant's expense.

15.  ENTRY BY LANDLORD

        15.01 Tenant will permit Landlord and Landlord's agents to enter the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the Project, or for the purpose of making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility for alterations, additions or repairs, or for the purpose of showing the Premises to prospective tenants during the last six months of the Lease Term, or placing upon the Project any usual or ordinary "for sale" signs, without any rebate of rents and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant will permit Landlord at any time within sixty (60) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "to let" or "to lease" signs. Tenant will not install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord, which will not be unreasonably withheld. If Landlord gives its consent, such work shall be undertaken by a locksmith approved by Landlord, at Tenant's sole cost.
Landlord retains the right to charge Tenant for restoring any altered doors to their condition prior to the installation of the new or additional locks.

17.  DESTRUCTION

        17.01 In the case of total destruction of the Premises, or any portion thereof substantially interfering with Tenant's use of the Premises, whether by fire or other casualty, not caused by the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within forty-five (45) days of such destruction of Landlord's election to repair said damage, and if Landlord proceeds to and does repair such damage with reasonable dispatch, this Lease shall not terminate, but shall continue in full force and effect, except that Tenant shall be entitled to a reduction in the minimum rent in an amount equal to that proportion of the minimum rent which the number of square feet of floor space in the unusable portion bears to the total number of square feet of floor space in the Premises. Said reduction shall be prorated so that the rent shall only be reduced for those days any given area is actually unusable. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials or services, acts of God and other causes beyond Landlord's control. If this Lease is terminated pursuant to this Section 17 and if Tenant is not in default hereunder, rent shall be prorated as of the date of termination, any security deposited with Landlord shall be returned to Tenant, less any reasonable offsets and all rights and obligations hereunder shall cease and terminate.

        17.02 Notwithstanding the foregoing provisions, in the event the Premises, or any portion thereof, shall be damaged by fire or other casualty due to the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, then, without prejudice to any other rights and remedies of Landlord, this Lease shall not terminate, the damage shall be repaired at Tenant's cost, and there shall be no apportionment or abatement of any rent.

        17.03 In the event of any damage not limited to, or not including, the Premises, such that the building of which the Premises is a part is damaged to the extent of twenty-five (25%) percent of more of the cost of replacement, or the buildings (taken in the aggregate) of the Project owned by Landlord shall be damaged to the extent of more than twenty-five (25%) of the aggregate cost of replacement, Landlord may elect to terminate this Lease upon giving notice of such election in writing to Tenant with ninety (90) days after the occurrence of the event causing the damage.

        17.04 The provisions of this Section 17 with respect to Landlord shall be limited to such repair as is necessary to place the Premises in the condition specified for Landlord's work by Exhibit B (if applicable) and when placed in such condition the Leased Property shall be deemed restored and rendered tenantable promptly following which time Tenant, at Tenant's expense shall perform Tenant's work required by Exhibit B (if applicable) and Tenant shall also repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

        17.05 All insurance proceeds payable under Landlord's policy any fire, and/or rental insurance shall be payable solely to Landlord and Tenant shall have no interest therein. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 17, neither the rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever.

18.  ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

        18.01 Tenant will not, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), assign, sell, mortgage, encumber, convey or otherwise transfer all or any part of Tenant's leasehold estate, or permit the Premises to be occupied by anyone other than Tenant and Tenant's employees or sublet the premises or any portion thereof (collectively called "Transfer"). Tenant must supply Landlord with any and all documents deemed necessary by Landlord to evaluate any proposed Transfer at least sixty (60) days in advance of Tenant's proposed Transfer date.

        18.02 Landlord need not consent to any Transfer for reasons including, but not limited to, whether or not: (a) in the reasonable judgment of Landlord the transferee is of a character or is engaged in a business which is not in keeping with the standard of Landlord for the Project; (b) in the reasonable judgment of Landlord any purpose for which the transferee intends to use the Premises is not in keeping with standards of Landlord for the Project; provided in no event may any purpose for which transferee intends to use the Premises be in violation of this Lease; (c) the portion of the Premises subject to the transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a Transfer; or (d) Tenant is in default under this Lease or any other Lease with Landlord.

        18.03 In the event Landlord consents to a Transfer, Tenant will pay Landlord the excess, if any, of the rent and other charges reserved in the Transfer over the allocable portion of the rent and other charges hereunder for that portion of the Premises subject to the Transfer. For the purpose of this section, the rent reserved in the Transfer will be deemed to include any lump sum payment or other consideration given to Tenant in consideration for the Transfer. Tenant will pay or cause the transferee to pay to Landlord this additional rent together with the monthly installments of rent due.

        18.04 Any consent to any Transfer which may be given by Landlord, or the acceptance of any rent, charges or other consideration by Landlord from Tenant or any third party, will not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant from the full performance by it of the covenants stated herein; and any consent given by Landlord to any Transfer will not relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent Transfer.

        18.05 If a default under this Lease should occur while the Premises or any part of the Premises are assigned, sublet or otherwise transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant; and Tenant authorizes and directs any transferee to make payments of rent or other consideration direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any transferee should be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

        18.06 If Tenant is a corporation or a partnership, the issuances of any additional stock or equity interest and/or the transfer, assignment or hypothecation of any stock or interest in such corporation or partnership in the aggregate in excess of Twenty-five (25%) of such interests, as the same may be constituted as of the date of this lease, whether directly or indirectly, shall be deemed to be a Transfer within the meaning of this Section 18.

        18.07 In the event Tenant requests Landlord's consent to an Assignment, Sub-Let or Transfer of Tenant's interest in the leased Premises, Tenant agrees to pay Landlord all reasonable attorney's fees incurred by Landlord for any legal services for document review of any and all documents reasonably deemed necessary by Landlord and Tenant to Assign, Sub-let or Transfer Tenant's interest in the leased Premises.

19.  BREACH BY TENANT

        19.01 Tenant will be in breach of this Lease if at any time during the term of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Tenant from complying with the terms of this Lease):

        A. Tenant fails to make payments of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Tenant, within ten days following written Notice that the same is past due; or

        B. Tenant fails to observe or perform any of its other covenants, agreements or obligations hereunder, and such failure is not cured within ten
(10) days after Landlord's written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than ten
(10) days are required for performance, then Tenant will not be in breach if Tenant commences performance within such 10 day period and thereafter diligently prosecutes the same to completion; or

        C. Tenant, Tenant's assignee, subtenant, guarantor, or occupant of the Premises becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition, is adjudged bankrupt or insolvent in proceedings filed against Tenant, a receiver, trustee, or custodian is appointed for all or substantially all of Tenant's assets, fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors; or

       E. Tenant fails to take possession of the Premises within ninety (90) days of receiving notice by Landlord that the Premises are available.

20.  REMEDIES OF LANDLORD

       20.01 Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to a termination of this Lease.

       20.02 All cure periods provided herein shall run concurrently with any periods provided by law.

       20.03 In the event of default which has occurred and is continuing, as designated herein above, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

       A. The right to declare the term of this Lease ended and reenter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises.

       B. The right, without declaring the term of this Lease ended, to reenter the Premises and to occupy the same, or any portion thereof, for and on account of the Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including reasonable costs, expenses, attorney's fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by the Landlord in connection with reletting the Premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in the Landlord's own name or in the name of Tenant or assume Tenant's interest in any existing subleases to any tenant of the Premises, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, of the Premises. In any case, and whether or not the Premises or any part thereof is relet, Tenant, until the end of the Lease term shall be liable to Landlord for an amount equal to the amount due as Rent hereunder, less net proceeds, if any of any reletting effected for the account of Tenant. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by the Tenant to the Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term of the Lease. Commencement of maintenance of one or more actions by the Landlord in this connection shall not bar the Landlord from bringing any subsequent actions for further accruals.
In no event shall Tenant be entitled to any excess rent received by Landlord over and above that which Tenant is obligated to pay hereunder; or

       C. The right, even though it may have relet all or any portion of the Premises in accordance with the provisions of subsection B, above, to thereafter at any time elect to terminate this Lease for such previous default on the part of the Tenant, and to terminate all the rights of Tenant in and to the Premises.

       20.04 Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Such action by the Landlord shall not be deemed to have terminated this Lease.

       20.05 If Tenant breaches this Lease and abandons the Premises before the end of the term, or if its right of possession is terminated by Landlord because of Tenant's breach of this Lease, then this Lease may be terminated by Landlord at its option. On such Termination Landlord may recover from Tenant, in addition to the remedies permitted at law:

       A. The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time this Lease is terminated.

       B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Tenant proves could be reasonably avoided;

       C. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

       D. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Tenant's breach will include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting the Premises, (iii) brokers' fees and commissions, advertising costs and other expenses of reletting the Premises,
(iv) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses of retaking possession of the Premises,
(vi) reasonable attorney's fees and court costs, (vii) any unearned brokerage commissions paid in connection with this Lease, (viii) reimbursement of any previously waived Base Rent, Additional Rent, free rent or reduced rental rate, and (ix) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Landlord for tenant improvements or build-out allowances or assumptions by Landlord of any of the Tenant's previous lease obligations.

       20.06 In any action brought by the Landlord to enforce any of its rights under or arising from this Lease, the prevailing party shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether or not such action is prosecuted to judgment.

       20.07 The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any Rent payment shall not be construed to be a waiver of the Landlord of any preceding breach of the Tenant.

       20.08 All past due amounts owned by Tenant under the terms of this Lease shall bear interest at twelve percent per annum unless otherwise stated.

21.  SURRENDER OF LEASE NOT MERGER

       21.01 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, will not work a merger and will, at the option of Landlord, terminate all or any existing transfers, or may, at the option of Landlord, operate as an assignment to it of any or all of such transfers.

22.  ATTORNEYS FEES/COLLECTION CHARGES

       22.01 In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein. Should Landlord be named as defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant will pay to Landlord its costs and expenses incurred in such suit, including reasonable attorney's fees.

       22.02 If Landlord utilizes the services of any attorney at law for the purpose of collecting any rent due and unpaid by Tenant after five (5) days written notice to Tenant of such nonpayment of rent or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord reasonable attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

23.  CONDEMNATION

       23.01 If twenty-five percent (25%) or more of the square footage of the Premises is taken for any public or quasi-public purpose by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, and if the remaining portion of the Premises will not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Tenant or the Landlord may at its option terminate this Lease by notifying the other party hereto of such election in writing within twenty (20) days after such taking. Tenant will not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord will be entitled to receive the entire amount of any award without deduction for any estate of interest of Tenant. If less than twenty-five percent (25%) of the Premises is taken, Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord will promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for any reasonable effects of such taking, and a proportionate allowance based on the loss of square footage will be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises, which, Tenant is deprived on account of such taking and restoration.

24.  RULES AND REGULATIONS

       24.01 Tenant will faithfully observe and comply with any Rules and Regulations promulgated by Landlord for the Project and Landlord reserves the right to modify and amend them as it deems necessary. Landlord will not be responsible to Tenant for the nonperformance by any other Tenant or occupant of the Project of any of said Rules and Regulations.

       24.02 In the event that Tenant fails to cure any violations of such Rules and Regulations following ten (10) days written notice by Landlord, such failure to cure shall be deemed a material breach of this Lease by Tenant.

25.  ESTOPPEL CERTIFICATE

       25.01 Tenant will execute and deliver to Landlord, within ten (10) business days of Landlords written demand, a statement in writing certifying that this Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which rent and other charges are paid, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed and such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured defaults in Landlord's performance and (3) not more than one (1) month's rents has been paid in advance.

26.  SALE BY LANDLORD

       26.01 In the event of a sale or conveyance by Landlord of the Project the same shall operate to release Landlord from any liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

27.  NOTICES

       27.01 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered sufficiently given and served upon the other party if sent by certified or registered mail, return receipt requested, postage prepaid, delivered personally, or by a national overnight delivery service and addressed as indicated in 1.03 and 1.04.

28.  WAIVER

       28.01 The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of the Lease will not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by Landlord to seek a remedy for any breach of this Lease be deemed a waiver by Landlord of its remedies or rights with respect to such a breach.

29.  HOLDOVER

       29.01 If Tenant remains in the Premises after the Lease Expiration date with the consent of the Landlord, and has not given prior written notice to Landlord, such continuance of possession by Tenant will be deemed to be a month-to-month tenancy at the sufferance of Landlord terminable on thirty (30) day notice at any time by either party. All provisions of this Lease, except those pertaining to term and rent, will apply to the month-to-month tenancy. Tenant will pay a new Base Monthly Rent in an amount equal to 150% of the base monthly rent payable for the last full calendar month during the regular term of this Lease.

30.  DEFAULT OF LANDLORD/LIMITATION OF ABILITY

       30.01 In the event of any default by Landlord hereunder, Tenant agrees to give notice of such default, by registered mail, to Landlord at Landlord's Notice Address as stated in 1.04 and to offer Landlord a reasonable opportunity to cure the default. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy will be against Landlord's interest in the Project, and Landlord, its directors, officers, employees and any partner of Landlord will not be sued, be subject to service or process, or have a judgement obtained against him in connection with any alleged breach or default, and no writ of execution will be levied against the assets of any partner, shareholder or officer of Landlord. The covenants and agreements are enforceable by Landlord and also by any partner, shareholder or officer of Landlord.

31.  SUBORDINATION

       31.01 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Project or any ground lessor with respect to the Project, this Lease will be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant will, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver to Landlord any document or instrument reasonably requested by Landlord or its ground lessor, mortgagee or beneficiary under a deed of trust evidencing such subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

32.  DEPOSIT AGREEMENT

       32.01 Landlord and Tenant hereby agree that Landlord will be entitled to immediately endorse and cash Tenant's good faith rent and the Security Deposit check(s) accompanying this Lease. It is further agreed and understood that such action will not guarantee acceptance of this Lease by Landlord, but, in the event Landlord does not accept this Lease, such deposits will be promptly refunded in full to Tenant. This Lease will be effective only after Tenant has received a copy fully executed by both Landlord and Tenant.

33.  GOVERNING LAW

       33.01 This Lease is governed by and construed in accordance with the laws of the State of Nevada, and venue of any suit will be in the county where the Premises are located unless the Premises are not located in Nevada in which case the venue will be Washoe County in the State of Nevada.

34.  NEGOTIATED TERMS

       34.01 This Lease is the result of the negotiations of the parties and has been agreed to by both Landlord and Tenant after prolonged discussion.

35.  SEVERABILITY

       35.01 If any provision of this Lease is found to be unenforceable, all other provisions shall remain in full force and effect.

36.  BROKERS

       36.01 Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, except -NONE- and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent, other than any identified above, with respect to this Lease or its negotiation.

37.  QUIET POSSESSION

       37.01 Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term of this Lease without disturbance from Landlord or from any other person claiming through Landlord.

38.  MISCELLANEOUS PROVISIONS

       38.01 Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word "person" will include corporation, firm, partnership, or association. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease will be joint and several.

       38.02 The headings or titles to paragraphs of this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

       38.03 This instrument contains all of the agreements and conditions made between the parties to this Lease. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein will in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

       38.04  Time is of the essence of each term and provision of this Lease.

       38.05 Except as otherwise expressly stated, each payment required to be made by Tenant is in addition to and not in substitution for other payments to be made by Tenant.

       38.06 Subject to Article 18, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

       38.07 All covenants and agreements to be performed by Tenant under any of the terms of this Lease will be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

       38.08 In consideration of Landlord's covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Landlord.

       38.09 Tenant agrees it will provide to Landlord such financial information as Landlord may reasonably request for the purpose of obtaining construction and/or permanent financing for the Premises.

       38.10 If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

       38.11 Whenever a day is appointed herein on which, or a period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent or charge required of Tenant hereunder.

       38.12 No slot machine or other gambling game shall be permitted on the Premises without the prior written consent of Landlord. The Premises shall not be used for any "adult bookstore" or "adult motion picture theater" as said terms are defined in NRS 278.0221, or any similar use, notwithstanding any local zoning codes or ordinances or any other provisions of law to the contrary permitting such use.

39. CHANGE ORDERS. In the event Tenant requests and/or approves changes in the scope the work being provided by or through Landlord Tenant agrees to pay all the direct and indirect costs of additional work at the time it gives such approval. In the event that the aggregate cost of additional work provided under this Lease is ten thousand dollars ($10,000.00) or more, or in excess of two months rent, whichever is less, then Landlord may accept payment of one half of the cost of additional work at the time of approval of said change order by the Tenant, and payment of the balance to be paid at the time the additional work is substantially completed.

40.  SPECIAL PROVISIONS

       40.01 Special provision of this Lease numbers 41; and Exhibits "A", "B", "C", and "D" are attached hereto and made a part hereof. If none, so state in the following space:

41.  OPTION TO EXTEND

       41.01 Tenant is hereby granted one (1) option (the "Option") to extend the Lease Term for an additional term of three (3) years (the "Extension"), beginning on October 1, 1999, and expiring on September 30, 2002, (unless terminated sooner pursuant to any other terms or provisions of the Lease), on all of the same terms and conditions as set forth in the Lease, but at an adjusted rent as set forth in Section 41.02 below (and without any additional option to extend the Lease Term after the expiration of the Extension). The Option may be exercised by Tenant only by delivery of written notice to Landlord, which notice must be received by Landlord at least one hundred twenty
(120) days before the expiration of the original Lease Term set forth in Section
1.06 above. If Tenant fails to timely deliver such written notice, or if this Lease is terminated pursuant to any other terms or provision of this Lease prior to the expiration of the original Lease Term, the Option shall lapse, and Tenant shall have no right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (i) at the time of delivery of Tenant's notice of its election to exercise the Option, and at all times prior to the commencement of the Extension, Tenant shall not be in default under this Lease,
(ii) Tenant has not previously been in default (whether or not any such default has been timely cured) under this Lease on more than three (3) occasions during the Lease Term, and (iii) Tenant has not assigned this Lease nor sublet all or any part of the Premises, it being understood that the Option is personal to the original named Tenant under this Lease. In the event of any such assignment or sublease, the Option shall lapse and shall be null and void and of no further force or effect.

       41.02 The rental during this Option period shall be adjusted by an increase in the Consumer Price Index, hereafter called CPI, over the preceding three year period. The CPI shall mean the average for "all items" shown on the U.S. City Average for Urban Wage Earners and Clerical Workers (including Single Workers), all items, groups, sub-groups and special groups of items as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year indicated by Landlord's execution date as written below.

       Individuals signing on behalf of a Tenant warrant that they have the authority to bind their principals. In the event that Tenant is a corporation, Tenant shall deliver to Landlord, concurrently with the execution and delivery of this Lease, a certified copy of corporate resolutions adopted by Tenant authorizing said corporation to enter into and perform the Lease and authorizing the execution and delivery of the Lease on behalf of the corporation by the parties executing and delivering this Lease. THIS LEASE, WHETHER OR NOT EXECUTED BY TENANT, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LANDLORD, ACTING ITSELF OR BY ITS AGENT ACTING THROUGH ITS PRESIDENT, VICE PRESIDENT, OR ITS DIRECTOR OF LEASING AND MARKETING.

Landlord:  Dermody Properties, a Nevada Corporation
           -------------------------------------------------


By:  /s/ Michael C. Dermody
    --------------------------------------------------------
     Michael C. Dermody


Its:  President
      ------------------------------------------------------

Date:   6-4-96
      ------------------------------------------------------
       (Execution date)




Tenant:  Rexall Sundown, Inc., a Florida Corporation
         ---------------------------------------------------


By:  /s/ Dean DeSantis
    --------------------------------------------------------


Its:  Senior Vice President
      ------------------------------------------------------

Date:   May 17, 1996
      ------------------------------------------------------
       (Execution date)

                                    Exhibit C
                             (Tenant Questionnaire)

                     TENANT QUESTIONNAIRE REGARDING USE OF
        PREMISES AT 1430 EAST GREG STREET, UNIT A, SPARKS, NEVADA 89431

                                                                         Yes  No
1.   Will any manufacturing process be done on the subject premises?     [ ] [X]

2.   Do you or your company intend to use any internal combustion
     engines greater than 50 hp at the subject premises?                 [ ] [X]

3.   Do you or your company intend to use processes that involve mixing, blending, or processing any solvents, adhesives, paints
     or coatings?                                                        [ ] [X]

4.   Will your operation at the premises create any dusts or smoke?      [ ] [X]

5.   At the subject premises, will you or your company refine any
     liquids or solids?  Reclaim any metals?                             [ ] [X]

6.   Will you or your company plate or coat anything at the subject
     premises?                                                           [ ] [X]

7.   Will any process be used on the Premises which requires equipment for the heating of materials (i.e., boilers, furnaces, broilers,
     baking ovens, etc.)?                                                [ ] [X]

8.   Will you handle or store solvents or motor fuels on the premises?   [ ] [X]

9.   Will you use or store any acids at the premises?                    [ ] [X]

10.  Will you or your company use any chemical processes at the
     premises?                                                           [ ] [X]

11.  Will you or your company use any solvents for clean up?             [ ] [X]

12.  Is your business a dry cleaner, restaurant, body shop, gasoline
     station, printer or part coater?                                    [ ] [X]

13.  Will you or your company use any process which requires lead or
     melting or soldering with lead or lead alloys?                      [ ] [X]

14.  Do you or your company have a Hazardous Materials Management plan?  [ ] [X]


If you have marked "Yes" to any of the questions as to processes, chemicals, including types and quantities, to be used on the Premises, please give a more detailed explanation below and on a second page if necessary.

                   N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------

Name of person completing form:  Dean DeSantis
                                -------------------------------------------

Company name and address:  Rexall Sundown, Inc.
                          -------------------------------------------------

---------------------------------------------------------------------------



Exhibit "C" to lease dated May 16, 1996, by and between Dermody Properties and Rexall Sundown, Inc.

  /s/ ?
----------------------------------------
Dermody Properties

 /s/ Dean DeSantis, Sr. V.P.
----------------------------------------
Rexall Sundown, Inc.

                                 EXHIBIT "D"

                            RULES AND REGULATIONS

It is further agreed that the following rules and regulations shall be and are hereby made a part of this Lease, and the Tenant agrees that its employees and agents, or any others permitted by the Tenant to occupy or enter said Premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other defaults herein:

1. The sidewalks, entries, and driveways shall not be obstructed by the Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from their Premises. Landlord may remove any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

2. Tenant shall not place any movable objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped area or other areas outside of said Premises, or on the roof of said Premises.

3. No person shall disturb the occupants of this or adjoining Building or Premises by the use of any radio or musical instrument or by the making of loud or improper noises.

4. Parking any type of recreational vehicles is specifically prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings.

5. Lessee shall not use, keep or permit to be used or to be kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein. Lessee shall maintain the leased Premises free from mice, bugs, and ants attracted by food, water or storage materials.

6. Lessor reserves the right to exclude or expel from the complex any person who in the judgment of the Lessor, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the said project.

7. Lessee shall give Lessor prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment or any dangerous or hazardous condition existing on the property.

8. No outside storage of pallets, boxes, cartons, drums or any other containers or materials used in shipping or transport of goods is allowed. Tenant shall place all refuse in proper receptacles provided by Tenant at Tenant's expense on the Premises or inside enclosures (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building and lobbies, corridor stairwells, ducts or shafts of the Building free of all refuse.

9. All moveable trash receptacles provided by the trash disposal firm must be kept in the trash enclosure areas where provided for that purpose.

10. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

11. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the consent of Lessor.

                            RULES AND REGULATIONS
                                   Page 2.


12.     No person shall go on the roof without Lessor's permission.

13. All goods, including material used to store goods, delivered to the Premises of Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

14. Tenants shall not do or permit anything to be done in their Premises or bring or keep anything therein which will in any way obstruct or interfere with the rights of other Tenants, or do, or permit anything to be done in their Premises which shall, in the judgement of the Landlord or its manager, in any way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof of any contents therein or conflict with any of the Rules and Ordinances of the public Building or health authorities.

15. All electrical equipment used by Tenants shall be U.L. approved. Nothing shall be done or permitted in Tenant's Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises. Tenant's computers and other equipment are hereby expressly allowed.

16. Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenants shall not use any other method of heating than that supplied by Landlord.

17. Tenants shall not remove any carpet, or wall coverings, window blinds, or window draperies in their Premises without the prior written approval from Landlord.

18. No animals, birds or pets (other than seeing-eye dogs) of any kind shall be allowed in Tenant's Premises of Building.

19. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

20. All decorating, carpentry work, or any labor required for the installation of Tenant's (a) equipment, such as an alarm system, computer, telephone/telegraph equipment, lines, cables or other electrical devices; or (b) furnishings or other property shall be performed at Tenants expense, and will not require Landlord's prior verbal or written approval. Should any such work require alterations that affect the heating, ventilation, air conditioning, plumbing, electrical or mechanical systems of the Building, the roof, or the structure of the Building, Landlord's prior written approval will be required. Structural changes are defined as changes that affect a vital and substantial portion of the Premises, changing its characteristic appearance, fundamental purpose of its erection or uses, or a change of such a nature as to affect the very realty itself, extraordinary in scope and effect, or unusual in expenditure.

21. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes.

22. Except as permitted by landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of their Premises or of the Building, and the repair cost of any defacement, damage, or injury caused by Tenant, its agents or employees shall be paid for by the Tenant.

                            RULES AND REGULATIONS
                                   Page 3.


23. The cost of repairing any damage to the public partitions of the Building or the public facilities, or to any facilities used in common with other tenants, caused by any Tenant or the employees, licensees, agents or invitees of the Tenant, shall be paid by such Tenant.

24. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.
















Exhibit "D" to lease dated May 16, 1996, by and between Dermody Properties and Rexall Sundown, Inc.




/s/
----------------------------
Dermody Properties




/s/  Dean DeSantis
----------------------------
Rexall Sundown, Inc.

                                 EXHIBIT "E"

                        COMMENCEMENT DATE CERTIFICATE


        THIS COMMENCEMENT DATE CERTIFICATE is made as of the ____ day of ______, 199_, by and between Dermody Industrial Group, a Nevada Joint Venture, hereinafter called "Landlord" and _______________________ (hereinafter called "Tenant").

RECITALS:

        A. Landlord and Tenant have entered into a Lease Agreement (the "Lease") dated as of ______, 19__, whereby Landlord leased to Tenant, and Tenant leased from Landlord, certain real property located in the County of ________________, State of ____________________, which real property is commonly known as ______________________.

        B. In accordance with Section ___ of the Lease, Landlord and Tenant desire to set forth herein the date that the Term of the Lease had commenced (the "Commencement Date"), and the date of expiration of the Initial Term of the Lease.

        NOW THEREFORE, Landlord and Tenant certify and agree as follows:

        1. The Commencement Date of the Lease defined in Section ___ of the Lease is herby established as _________, 199_.

        2.      The Initial Term of this Lease shall be years ending upon
_______________.

        3. The rental adjustment date(s) shall be _________, __________, ____________, and ____________.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Commencement Date Certificate to be executed as of the day and year first above written.

LANDLORD:                                           TENANT:
Dermody Industrial Group, a Nevada Joint Venture    REXALL SUNDOWN, INC.
By:  Dermody Properties, a Nevada Corporation
     Managing Venturer
By:  Michael C. Dermody                             By:





/s/ Michael C. Dermody                              /s/  Dean DeSantis
---------------------------                         -------------------------
    Michael C. Dermody                              Signature

President                                           Sr. Vp. Ops.
---------------------------                         -------------------------
                                                    Title




Exhibit "E" to lease dated May 16, 1996, by and between Dermody Properties and Rexall Sundown, Inc.


/s/ Michael C. Dermody
--------------------------
Dermody Properties


/s/ Dean DeSantis
--------------------------
Rexall Sundown, Inc.

[UNITED CONSTRUCTION COMPANY LETTERHEAD]  Exhibit "B" to lease dated May 16, 1996, by and between Dermody Properties
                                          and Rexall Sundown, Inc.


May 8, 1996
                                       ------------------------------
Dermody Properties                     Dermody Properties
1200 Financial Boulevard
Reno, Nevada  89502
ATTN:  GORDON ZACK                     /s/ Dean DeSantis
                                       ------------------------------
                                       Rexall Sundown, Inc.


RE:     REVISED REXALL PROPOSED TENANT IMPROVER
        SOUTH END OF GREG STREET 200 B

Dear Gordon:

We respectfully submit our proposal to provide the labor, materials and equipment required to perform the proposed tenant improvements. The proposed improvement is in accordance with your request for proposal, study plan dated 5/8/96, tenant improvement specifications dated January 1996 and the following scope of work.

This proposal is in strict conformity with the following scope of work and is predicated upon approvals from the city building and fire departments as well as agencies applicable to tenant usage. This proposal is based upon a B occupancy.

SUMMARY OF WORK: base bid includes a 3,613 square foot office with back to back handicap accessible multi fixture rest rooms, conference room, lunch room open office, will call, computer room, private offices and a full height wall. The warehouse area includes temperature control at 78 degrees round at ground level and an additional 400 AMP electrical service to provide sufficient power for added HVAC equipment in the warehouse. Alternate "A" includes a 10 lineal foot base cabinet and double kitchen sink in the lunch room.

BASE BID SCOPE OF WORK:

1.      GENERAL CONDITIONS; temporary facilities, small tools and equipment.
2.      PROTECTION; none provided.
3.      CLEANING; daily and final
4. INSURANCE; Project Liability and Worker's Compensation coverage. Installation Floater by owner.
5. SUPERVISION; estimates and buy out, project management, project superintendent, general superintendent, quality control.
6.      SECURITY;  none provided.
7. PERMITS; building permit, includes fee for 33 fixture units and asbestos assessment allowance on behalf of Dermody Properties consisting of a short form and two bulk samples.

[UNITED CONSTRUCTION COMPANY LETTERHEAD]



8. ENGINEERING; drafting and blueprint costs. Includes an allowance for structural review of support for roof top mounted HVAC units.

9.      TESTING; none provided.

10.     WARRANTY; two year guarantee on workmanship and materials.

11. DEMOLITION; sawcut and remove concrete slab on grade as required for waste line extension, remove roof materials for new roof top HVAC units in the office and warehouse areas.

12. EXCAVATION; hand excavation and backfill as required for waste line extension.

13. CONCRETE AND REINFORCING; replace slab on grade as required for waste line extension including dowels installed at two foot centers between the existing and replaced slab on grade. Also includes a 3' x 6' concrete switchgear pad for the additional service included in the base bid.

14. ROUGH CARPENTRY; 2 x interior wall framing to accommodate a nine foot finish ceiling height in all areas except the rest rooms or as otherwise noted. Rest room framing height accommodates an eight foot finish ceiling height. Ceiling framing is included for support the acoustical ceiling system only. Includes an allowance for additional roof support for the HVAC units in the warehouse. This allowance may change based on the findings of the structural review. Please note that ceiling framing is included in the hall area for the required one hour rated corridor, joists to be placed 2' oc with rock applied top and bottom.

15.     FINISH CARPENTRY; none provided in base bid.  See Alternate "A".

16. INSULATION; R-11 unfaced batt insulation in rest room walls, tenant dividing walls and walls between office and warehouse, metal "z" furring with 1-1/2" rigid insulation is provided on all concrete walls within the limit of the office construction. R-19 unfaced batt insulation is provided in the office ceiling.

17.     ROOFING; patch penetrations for new construction.

18.     SHEET METAL; none provided.

19. DOORS, FRAMES AND HARDWARE; Twelve (12) interior openings. All lock and latch sets are equal to Schlage "AL" series lever. Rest room doors and doors between office and warehouse are to receive a closer. Openings between the office and warehouse are to include a keyed lock set and threshold. Balance of openings to receive a passage latch set, hinges and wall stop. Frames are prefinished brown metal, doors are to be 3'-0" x 7'-0" solid core paint grade. Hardware finish to be dull chrome. All doors off of the corridor are to include a one hour fire rating and a door closer.

20. GLASS AND GLAZING; provide 18" x 30" mirror over each wall hung lav in rest rooms and end caps on walls which intersect with the storefront.

21.     GYPSUM WALLBOARD SYSTEMS; new office walls and rest room ceilings.
        Rest room walls to include moisture resistant wall board. Rest room ceiling height is eight feet. Warehouse side of office walls are to be textured, ready for paint. Standard texture is light skip trowel.
        Also includes a full height tenant dividing wall. The ceiling in the corridor is to be sheetrocked top and bottom for a one hour rated corridor.

22. ACOUSTICAL CEILING SYSTEM; new office ceilings except rest rooms. Ceiling height is 9'.

[UNITED CONSTRUCTION COMPANY LETTERHEAD]



23. VINYL COMPOSITION TILE WITH 4" RUBBER BASE; Azrock Standard Patterns. None provided.

24. SHEET VINYL WITH A MINIMUM OF 5-1/2" SELF COVING BASE; Mannington Commercial Fine Fields inlaid sheet vinyl provided in the rest rooms. One color through out.

25. CARPETING WITH 4" RUBBER BASE; Wellco Producer IV 26 ounce direct glue down carpet with Burke 4" topset rubber base. One color through out. Provided in office areas except rest room.

26. PAINTING; new office walls to receive two coats flat latex paint. Rest room walls and ceilings to receive two coats semi-gloss latex paint. Doors to receive three coats oil case enamel. One color through out. Warehouse side of office walls and tenant dividing walls within office area to be painted. Warehouse walls are "as-is".

27. SIGNAGE; plastic international symbols of accessibility on handicap accessible rest room doors, six inch pressure sensitive vinyl address numbers above entrance doors.

28.     FIRE EXTINGUISHERS; none provided but will be required.

29. TOILET ACCESSORIES; Sea Chrome 631 roll type dispenser at each water closet, one Bobrick B-262 surface mounted paper towel dispenser and B-2112 surface mounted soap dispenses in each rest room. 36" and 42" stainless steel grab bars at handicap accessible water closets. Six (6) baked enamel, overhead braced toilet partitions and two urinal screens are included, one color throughout.

30.     DOCK EQUIPMENT; none provided.

31. PLUMBING; back to back multi fixture handicap accessible rest rooms to include water saver fixtures, handicap water closet, handicap accessible faucet, floor drains and double kitchen sink. Gas piping and regulators provided for HVAC equipment in the office and warehouse areas.

32. FIRE PROTECTION; forty three (43) pendant fire sprinkler heads with chrome or white canopy in new office area. Provide reproducible "as-built" drawings of heads provided for office improvement. Fire lines to be drained, through a hose, to either a drain or to a gutter in order not to disturb or damage existing construction.

33. HEATING, VENTILATION AND AIR CONDITIONING; provide nine (9) tons of standard HVAC equipment for the office areas, and an exhaust fan in each rest room and the breakroom. Includes four 25 ton HVAC roof top units for the warehouse area to maintain 78 degrees year round at the ground level. Placement and support of units per the structural engineer's design review.

34. ELECTRICAL; standard office electrical, connection for HVAC equipment in the office and warehouse areas, includes emergency and exit lighting in office areas. Includes exit lights over the man doors in the warehouse area. The warehouse space includes connection of four 25 ton HVAC units, furnishing fourteen (14) circulating fans, an additional 400 AMP electrical service to provide power for the warehouse HVAC equipment, and a panel and transformer for office area.

ALTERNATE PROPOSALS:
ALTERNATE A: includes a 10 lineal foot base cabinet and double kitchen sink in the lunch room.

[UNITED CONSTRUCTION COMPANY LETTERHEAD]



SPECIAL PROJECT CONDITIONS:
1.      Structural review allowance of roof top HVAC equipment is included.
2.      Parking for tenant occupancy is not addressed.
3. Construction Schedule, commencing upon receipt of a fully executed contract is as follows:
        a)      One (1) week for plan preparation and permit submission
        b) Three (3) weeks for permit issuance from building department (average duration)
        c) Eight (8) weeks for construction, (upon receipt of building permit and approved construction documents from tenant).
        d) Schedule to be adjusted in the event of excessive work load Schedule may be adjusted due to lead time of HVAC units
        e) additional time will be required if an engineering and permit purchase order is issued to expedite the permit process and the change order for the construction costs is not issued in a timely manner, (up to three weeks as per item b).
4. Asbestos assessment allowance is included based upon the test report cost of 125 and bulk sampling cost of $25.00 each on behalf of Dermody Properties.
5. No fire department or code compliance of proposed facility except as specifically stated above has been addressed.
6.      No alarm or security systems are included.
7. No emergency or exit requirements have been addressed, except for those specifically stated above.
8.      Special use permit, as required, by others is not included.
9.      Upright fire sprinkler coverage in warehouse is "as-is".
10.     The warehouse lighting is "as-is".
11.     Accessibility is addressed within tenant improvement area only.
12.     No roof screen is provided for roof top equipment.
13.     No work will commence without the required permits for construction.
14. An allowance for additional support at the new HVAC units is included, upon completion of the structural review it it will be adjusted.
15. This proposal will need to be revisited after completion of core and shell construction.
16.     This proposal does not address draft curtains or smoke vents.

We look forward to a mutually beneficial relationship on this project. If you have any questions or require further information, please call.

UNITED CONSTRUCTION



/s/ Debbie Edwards
------------------------------
Debbie Edwards
Tenant Improvements Division

cc:     Paul Slocum